                                                                   EXHIBIT 10.17

                           NORD RESOURCES CORPORATION
                          PO BOX 384, DRAGOON, AZ 85609
                     TEL: (520) 586-2241 FAX: (520) 586-7020

                               TERMS OF AGREEMENT

                   OPTION TO PURCHASE THE "MIMBRES" PROPERTY,
                            GRANT COUNTY, NEW MEXICO

TERMS

1. Thornwell Rogers, South Branch Resources, LLC, and MRPGEO, LLC (collectively, the "Vendors") have agreed to grant to Nord Resources Corporation ("Nord") an exclusive option to purchase the "Mimbres" Property (the "Property") located in Grant County, New Mexico and consisting of forty-five (45) Unpatented Mining Claims. The Property is more fully described in Exhibit "A" attached hereto. In addition, the Vendors have provided information regarding the potential lease by Nord of certain State of New Mexico mineral exploration leases (the "State Leases") and certain private land (the "Miller Ranch") which Nord will pursue as part of the overall Mimbres property package (collectively, the "Land").

2. Nord and the Vendors agree on the following terms:

     - The term of the Option to Purchase Agreement shall be for sixty (60) months commencing no more than ten (10) days from the Option Effective Date as set forth below. The Option Effective Date is defined as the date Nord successfully acquires the State of New Mexico Mineral Leases and the date Nord signs a lease agreement for the Miller Ranch, whichever occurs later.

     - Within ten (10) days of the date of signature of the Option to Purchase Agreement, Nord shall deliver payment to each of the Vendors separately, common shares of Nord or, make a cash payment to each of the Vendors according to the following Option Payment Schedule:

                             Option Payment Schedule

Agreement signature date                                      US$2,000
Option Effective Date                                         100,000 shares plus $2,000
Twelve (12) month anniversary of Option Effective Date        35,000 shares
Twenty-four (24) month anniversary of Option Effective Date   35,000 shares
Thirty-six (36) month anniversary of Option Effective Date    35,000 shares
Forty-eight (48) month anniversary of Option Effective Date   35,000 shares
Sixty (60) month anniversary of Option Effective Date         Equivalent Dollar amount in shares or US
                                                              $800,000 at Vendors option

     - Within ten (10) days of the date of signature of the Option Effective Date, Nord shall deliver to each of the Vendors options to purchase the common stock of Nord according to the following Stock Option
          Schedule:

                              Stock Option Schedule

Stock Option Issue Date                        Stock Options             Option Price
-----------------------                        -------------             ------------
Option Effective Date                              50,000      15% below market on option issue date
Twelve (12) month anniversary of Option
Effective Date                                     40,000      15% below market on option issue date
Twenty-four (24) month anniversary of Option
Effective Date                                     30,000      15% below market on option issue date
Thirty-six (36) month anniversary of Option
Effective Date                                     20,000      15% below market on option issue date

The options to purchase the common stock of Nord shall expire thirty-six (36) months from their date of issue.

All common shares of Nord issued pursuant to this Agreement will be fully paid and non-assessable.

     - Should Nord sell the Property/Land to a third party, the Vendors will receive as a sales commission, four per cent (4%) of the net sale amount received by Nord from the sale, which four per cent (4%) shall be divided equally among the Vendors.

     - Nord agrees to pay to the Vendors, in cash, a Net Smelter Return production royalty (the "NSR") according to the following schedule and terms:

          For Copper Production Derived from the Unpatented Claims:

Ave. Copper Sales Price, $/pound   NSR, Per Cent
--------------------------------   -------------
             <$0.85                    0.25%
         $0.85 to $0.89                0.50%
         $0.90 to $0.95                0.75%
         $0.96 to $1.00                1.00%
         $1.01 to $1.05                1.25%
         $1.06 to $1.10                1.50%
         $1.11 to $1.15                1.75%
         $1.16 to $1.20                2.00%
         $1.21 to $1.25                2.25%
         $1.26 to $1.30                2.50%
             >$1.30                    3.00%

          For Copper Production Derived from the State of New Mexico Leases:

Ave. Copper Sales Price, $/pound   NSR, Per Cent
--------------------------------   -------------
             <$0.85                    0.10%
         $0.85 to $0.89                0.15%
         $0.90 to $0.95                0.20%
         $0.96 to $1.00                0.30%
         $1.01 to $1.05                0.40%
         $1.06 to $1.10                0.60%
         $1.11 to $1.15                0.75%
         $1.16 to $1.20                0.90%
         $1.21 to $1.25                1.10%
         $1.26 to $1.30                1.30%
             >$1.30                    1.50%

          For Copper Production Derived from the Miller Ranch Lease:

          See SCHEDULE "A" attached hereto.

The royalty paid for all by-product metals shall be 1.5% NSR.

For the purposes of this agreement, NSR shall be deemed to mean the amount received by Nord from a smelter upon the sale of all metals removed from the Property after deducting from the gross value the cost of smelting and actual freight or haulage charges from the mine to the smelter. The term "smelter" shall mean conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to recover metals. The total royalty payments will be split equally between the Vendors and calculated and paid on a quarterly basis. Installments will be paid to Vendors within 45 days of the end of each royalty quarter during which metal is recovered and sole from the Property/Land.

     - Exploration and development expenditures on or in respect of the Property and Land will conform to the following property/Land Expenditure Schedule:

                       Property/Land Expenditure Schedule

              Period                 Expenditure
              ------                 -----------
Twelve (12) month anniversary         $  100,000
Twenty-four (24) month anniversary    $  250,000
Thirty-six (36) month anniversary     $  350,000
Forty-eight (48) month anniversary    $  350,000
Sixty (60) month anniversary          $  350,000
   Total Expenditure                  $1,400,000

Expenditures shall include, without limitation, amounts expended in claim staking, lease fees, assessments and other charges; geophysical, geochemical and geological surveys, land surveys and aerial surveys; digging, trucking, sampling, working, mining and procuring ores, minerals and metals; excavations; exploration drilling, assaying and metallurgical testing; in renting, installing and erecting structures, machinery, tools, appliances and/or equipment; transporting equipment, supplies or other items to and from the Property/Land or any part of it; wages and salaries of any Nord personnel and consultants engaged in any work for or on the Property/Land or any part thereof; in paying assessments and contributions, insurance, food lodging and sundry expenses relating to such personnel and consultants; and, in paying such other amounts as are directly related to carrying out the exploration and development work, including administrative costs, on and for the Property/Land.

Nord shall deliver to Vendors within thirty (30) days of the time limit set forth for the incurring of the applicable expenditures a certificate stating the amount of expenditures incurred. The certificate shall be prima fade evidence of such expenditures having been made. Vendors shall have the right to verify the expenditures and upon request in writing Nord shall provide sufficient detail of the expenditures to permit such verification.

Vendors jointly and severally agree to forthwith deliver to Nord photocopies, all maps, reports, results of surveys and drilling and any other reports of information that the Vendors possess under their control with respect to the Property/Land.

During the option period, Nord and/or its affiliates shall do, record and/or pay annually or in advance assessment work for the Property/Land and shall pay such taxes, fees and rents as may be required to keep the Property/Land in good standing which payments shall accrue to Nord's expenditure account for the Properly/Land.

Nord agrees to enter into contracts with the Vendors, as required and as independent contractors, for conventional geological services for a period of two years from the Option Effective Date for conventional geological services not performed by Nord staff personnel. Nord reserves the right to let contracts for specialized geological services as determined by it. In the event that any or all of the Vendors are unavailable, unwilling or unable to perform as required by Nord for conventional geologic services, Nord retains the right to contract with other providers for conventional geologic services. The Vendors shall be paid as independent contractors and at the contract rate of US$350 dollars per day for services provided plus approved expenses.

Nord shall grant Vendors during the option period, access to the Property/Land at a convenient time and day for Nord or its affiliates, in order to observe the conduct of operations or to view drill cores and samples.

Any lands acquired by the parties during the terms of this Option and within one mile of the outer boundary of the Property/Land, will be subject to and included within the terms of this agreement

Vendors jointly and severally agree to transfer title to Property/Land to Nord within ten (10) days of the date of signature as set forth below. Should Nord terminate this Agreement, Nord will transfer title to Property/Land to Vendors within ten (10) days of Agreement termination.

3.   The Vendors represent and warrant to Nord that:

     - They have the power, capacity and authority to execute and deliver this Agreement and any agreement or instrument referred to or contemplated by this

          Agreement and to carry out and perform all of their obligations and duties hereunder.

     - This Agreement has been duly executed and delivered by them and is a valid and binding obligation of them enforceable in accordance with its terms.

     - They are the sole recorded lessee of the Property/Land with good and marketable title thereto.

     - The Properly/Land is free and clear of any and all liens, charges, encumbrances, security interests, mortgages, royalties other than those which may be levied by the federal government or other claims.

4. Nord agrees to indemnify and hold harmless the Vendors from any and all losses actually incurred by Nord in connection with its operations on the Property/Land.

5. Any failure to pay any amounts under this Agreement when the same shall become due and payable and such failure continues for sixty (60) days after notice thereof shall constitute and event of default under this Agreement

6. Nord may, during the currency of the option granted by this Agreement and at any time, terminate this Agreement In addition, should Nord be unsuccessful in its attempts to acquire the State of New Mexico Mineral Exploration Leases or acquire the lease for the Miller Ranch, Nord may at its sole option and right and without any notification to the Vendors, cancel and terminate this agreement.

After the Option Effective Date, Nord shall provide to Vendors a ninety (90) day notification of termination of this option in a termination letter. If Nord terminates this agreement after May 1 of any option year, Nord shall to pay all BLM filing fees for that assessment year. Should Nord terminate this agreement after six (6) months of any assessment year for the state exploration permits, then Nord will be required to make appropriate filings and fee payments.

Upon termination of the option, Nord shall deliver to Vendors all data generated, including but not limited to copies of all assay reports, drill records, maps, information and other pertinent exploration reports produced by Nord and or its affiliates and or agents regarding the Property/Land.

7. If, during the currency of the option granted by this Agreement, Nord shall default with respect to the making of payments provided for in paragraph 2 above within the times specified, notice of such default must be communicated in writing to Nord. Nord shall have sixty (60) days in which to cure the default from the receipt of such notice.

8. Nord reserves the right to transfer or assign all or any part of its rights under this Agreement.

9. The Vendors agree that during the term of this Agreement, they shall not disclose to any third party or issue any statements containing any information concerning this Agreement, the Property/Land or the activities thereon, without the written consent of Nord.

10. The parties hereto agree to sign, execute and deliver all such other deeds and documents and to do all such other things as may be expedient or necessary to give full force and effect to this Agreement.

11. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

12. If any action is brought by either party with respect to its rights under this Agreement the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

13. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona.

Accepted and agreed to by the parties on this 10th day of June, 2004.

NORD RESOURCES CORPORATION              THORNWELL ROGERS


By: /s/ Erland A. Anderson              /s/ Thornwell Rogers
    ---------------------------------   ----------------------------------------
Name: Erland A. Anderson
Title: President and Chief Operating
       Officer                          SOUTH BRANCH RESOURCES, LLC


                                        By: /s/ Daniel P. Laux
                                            ------------------------------------
                                        Name: Daniel P. Laux
                                        Title: President


                                        MRPGEO, LLC


                                        By: /s/ Michael R. Pawlowski
                                            ------------------------------------
                                        Name: Michael R. Pawlowski
                                        Title: President / Manager

                                    EXHIBIT A

PROPERTIES:

Federal Minerals:

                    State of New Mexico

                    DAN #1 through 45 mining lode claims
                    T18S, R11W,
                    Sections 20-22, 27 and 28

                                   SCHEDULE A

The royalty payment for copper produced from the Miller Ranch has not, as of the date of this agreement, been finalized. In order to execute the Option To Purchase Agreement, the following text and tables are agreed to by the Parties.

          For Copper Production Derived from the Miller Ranch Lease:

          Vendor's Royalty at Proposed Minimum Miller Ranch Royalty

                                    Table 1.

     Column A            Column B            Column C
-----------------   -----------------   -----------------
                     Proposed Minimum
Ave. Copper Sales   Miller Ranch NSR,   Vendor's NSR, Per
  Price, $/pound         Per Cent              Cent
-----------------   -----------------   -----------------
      <$0.85              0.125%              0.125%
  $0.85 to $0.89           0.25%               0.25%
  $0.90 to $0.95          0.375%              0.375%
  $0.96 to $1.00           0.50%               0.50%
  $1.01 to $1.05          0.625%              0.625%
  $1.06 to $1.10          0.750%              0.750%
  $1.11 to $1.15          0.875%              0.875%
  $1.16 to $1.20           1.00%               1.00%
  $1.21 to $1.25          1.125%              1.125%
  $1.26 to $1.30           1.25%               1.25%
      >$1.30               1.50%               1.50%

            Vendor's Royalty at Proposed Maximum Miller Ranch Royalty

                                    Table 2.

     Column A            Column B            Column C
-----------------   -----------------   -----------------
                     Proposed Minimum
Ave. Copper Sales   Miller Ranch NSR,   Vendor's NSR, Per
  Price, $/pound         Per Cent              Cent
-----------------   -----------------   -----------------
      <$0.85              0.25%                0.10%
  $0.85 to $0.89          0.50%                0.12%
  $0.90 to $0.95          0.75%                0.15%
  $0.96 to $1.00          1.00%               0.175%
  $1.01 to $1.05          1.25%                0.18%
  $1.06 to $1.10          1.50%                0.20%
  $1.11 to $1.15          1.75%                0.21%
  $1.16 to $1.20          2.00%                0.22%
  $1.21 to $1.25          2.25%                0.23%
  $1.26 to $1.30          2.50%                0.24%
      >$1.30              3.00%                0.25%

For Vendor's NSR Amounts between the proposed Minimum and Maximum Miller Ranch NSR, Vendors will receive the difference between a final Miller Ranch NSR, in percent, and the Proposed Maximum Miller Ranch NSR, Per Cent (Table 2, Column
B). For example, at the average copper price of $1.00 and a Proposed Miller Ranch NSR of 0/75%, the Vendor's NSR equals 1.00% less 0.75% or 0.25%.

Should the final negotiated Miller Ranch royalty be in excess of the amounts listed in Table 2, Column B, the Parties agree to renegotiate the Vendor's NSR as listed in Table 2, Column C.

The parties agree to memorialize the Vendor's NSR for copper produced from the Miller Ranch upon Nord's conclusion of royalty amount negotiations with the owners of the Miller Ranch in accord with the above example and tables.